Preliminary Copy

                            SCHEDULE 14A INFORMATION

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[Company Logo]

                               TEXAS INSTRUMENTS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 20, 2000



Dear Stockholders:

You are cordially invited to attend the 2000 annual meeting of stockholders on Thursday, April 20, 2000 at the cafeteria on our property at 12500 TI Boulevard, Dallas, Texas, at 10:00 a.m. (Dallas time). At the meeting we will:

     o  Elect directors for the next year.

     o Consider and act upon a proposal to approve an amendment to the company's Restated Certificate of Incorporation for the purpose of increasing the authorized shares of common stock of the company from 1,200,000,000 to 2,400,000,000.

     o Consider and act upon a board proposal to approve a Texas Instruments 2000 Long-Term Incentive Plan.

     o Consider and act upon such other matters as may properly come before the meeting.

Stockholders of record at the close of business on February 22, 2000 are entitled to vote at the annual meeting.

We urge you to vote your shares as promptly as possible by: (1) calling the toll-free number, (2) accessing the Internet web site, or (3) signing, dating and mailing the enclosed proxy.



                                   Sincerely,



                                   -----------------------------
                                   Richard J. Agnich
                                   Senior Vice President and
                                   Secretary

Dallas, Texas
March ____, 2000



                           TABLE OF CONTENTS

                                                                          Page

Voting Procedures.......................................................... 4

Election of Directors...................................................... 4

      Nominees for Directorship............................................ 4

      Nominees' Ages, Service and Share Ownership.......................... 8

Board Organization......................................................... 8

      Board and Committee Meetings......................................... 8

      Committees of the Board.............................................. 8

Directors Compensation.....................................................10

      Cash Compensation....................................................10

      Deferral Election....................................................10

      Restricted Stock Units...............................................11

      Stock Options........................................................11

      Director Award Program...............................................11

Executive Compensation.....................................................11

      Compensation Overview................................................11

      Summary Compensation Table...........................................12

      Table of Option Grants in 1999.......................................14

      Table of Option Exercises in 1999 and Year-End Option Values.........15

      U.S. Pension Plan Table..............................................16

      U.K. Pension Plan Table..............................................17

Compensation Committee Report on Executive Compensation....................18

Comparison of Total Shareholder Return.....................................21

Proposal to Approve Amendment to Restated Certificate of
  Incorporation to Increase Authorized Common Stock........................22

Proposal to Approve The Texas Instruments 2000 Long-Term
  Incentive Plan...........................................................23

                                                                          Page

Additional Information.....................................................27

      Financial Statements.................................................27

      Voting Securities....................................................27

      Share Ownership of Certain Persons...................................27

      Certain Business Relationships.......................................28

      Cost of Solicitation.................................................28

      Proposals of Stockholders............................................29

      Quorum Requirement...................................................29

      Vote Required........................................................29

      Telephone and Internet Voting........................................30

      Independent Auditors.................................................31

Exhibit A - Texas Instruments 2000 Long-Term Incentive Plan...............A-1

Exhibit B - Financial Statements..........................................B-1

[Company Logo]

                            TEXAS INSTRUMENTS

             EXECUTIVE OFFICES:  12500 TI BOULEVARD, DALLAS, TEXAS

     MAILING ADDRESS:  POST OFFICE BOX 660199, DALLAS, TEXAS 75266-0199


                          PROXY STATEMENT

                          March ___, 2000


                          VOTING PROCEDURES

TI's board of directors requests your proxy for the annual meeting of stockholders on April 20, 2000. If you sign and return the enclosed proxy, or vote by telephone or on the Internet, you authorize the persons named in the proxy to represent you and vote your shares for the purposes we mentioned in the notice of annual meeting.

If you come to the meeting, you can of course vote in person. But, if you don't come to the meeting, your shares can be voted only if you have returned a properly executed proxy or followed the telephone or Internet voting instructions. If you execute and return your proxy but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the board of directors. You can revoke your authorization at any time before the shares are voted at the meeting.

                         ELECTION OF DIRECTORS

Directors are elected at the annual meeting to hold office until the next annual meeting and until their successors are elected and qualified. The board of directors has designated the following persons as nominees. Unless you withhold authority to vote for directors in your proxy, your shares will be voted for: JAMES R. ADAMS, DAVID L. BOREN, JAMES B. BUSEY IV, DANIEL A. CARP, THOMAS J. ENGIBOUS, GERALD W. FRONTERHOUSE, DAVID R. GOODE, WAYNE R. SANDERS, RUTH J. SIMMONS and CLAYTON K. YEUTTER.

Nominees for Directorship

All of the nominees for directorship are now directors of the company. If any nominee becomes unable to serve before the meeting, the people named as proxies may vote for a substitute or the number of directors will be reduced accordingly.

[Photo of J.R. Adams]           JAMES R. ADAMS  Director

                                Chair, Board Organization and Nominating
                                Committee; member, Audit Committee.

                                Chairman of the board of the company from 1996 to April 1998. Group president, SBC Communications Inc. from 1992 until retirement in 1995; president and chief executive officer of Southwestern Bell Telephone Company, 1988-92. Director, Inet Technologies, Inc., Prodigy Communications Corporation and Storage Technology Corp.



[Photo of D.L. Boren]           DAVID L. BOREN  Director

                                Member, Audit and Stockholder Relations and
                                Public Policy Committees.

                                President of the University of Oklahoma since 1994. U.S. Senator, 1979-94; Governor of Oklahoma, 1975-79. Director, AMR Corporation, Phillips Petroleum Company, Torchmark Corporation and Waddell & Reed, Inc.; chairman, Oklahoma Foundation for Excellence.



[Photo of J.B. Busey IV]        JAMES B. BUSEY IV  Director

                                Chair, Audit Committee; member, Board
                                Organization and Nominating Committee.

                                Retired from U.S. Navy as Admiral in 1989.
                                President and chief executive officer, Armed
                                Forces Communications and Electronics
                                Association, 1992-96; Deputy Secretary,
                                Department of Transportation, 1991-92;
                                Administrator, Federal Aviation Administration, 1989-91. Director, Curtiss-Wright Corporation; trustee and vice-chairman, MITRE Corporation.

[Photo of D.A. Carp]            DANIEL A. CARP  Director

                                Member, Audit and Board Organization and
                                Nominating Committees.

                                Chief executive officer of Eastman Kodak
                                Company since January 2000; president since
                                January 1997; also director since December
                                1997. Executive vice president and assistant chief operating officer of Eastman Kodak, 1995-97; general manager, European Region, 1991-95. Member, The Business Roundtable.



[Photo of T.J. Engibous]        THOMAS J. ENGIBOUS  Chairman, President and
                                Chief Executive Officer

                                President and chief executive officer of the company since 1996; also, chairman since April 1998. Joined the company in 1976; elected executive vice president in 1993. Director, Catalyst and J.C. Penney Company, Inc.; member, The Business Council and The Business Roundtable; trustee, Southern Methodist University.



[Photo of G.W. Fronterhouse]    GERALD W. FRONTERHOUSE  Director

                                Member, Board Organization and Nominating and Compensation Committees.

                                Investments.  Former chief executive officer
                                (1985-88) of First RepublicBank Corporation.
                                President and director, Hoblitzelle Foundation.

[Photo of D.R. Goode]           DAVID R. GOODE  Director

                                Chair, Compensation Committee; member, Board
                                Organization and Nominating Committee.

                                Chairman of the board and chief executive officer of Norfolk Southern Corporation since 1992; also, president since 1991. Director, Caterpillar, Inc., Delta Air Lines, Inc.
                                and Georgia-Pacific Corporation; member, The
                                Business Council and The Business Roundtable; trustee, Hollins College.



[Photo of W.R. Sanders]         WAYNE R. SANDERS  Director

                                Member, Compensation and Stockholder Relations and Public Policy Committees.

                                Chairman of the board of Kimberly-Clark
                                Corporation since 1992; also, chief executive officer since 1991. Director, Adolph Coors Company, Coors Brewing Company and Chase Bank of Texas, N.A.; trustee, Marquette University.



[Photo of R.J. Simmons]         RUTH J. SIMMONS  Director

                                Member, Audit and Stockholder Relations and
                                Public Policy Committees.

                                President of Smith College since 1995. Vice provost of Princeton University, 1992-95; provost of Spelman College, 1990-91. Director, Metropolitan Life Insurance Company, Pfizer, Inc., The Goldman Sachs Group, Inc.; fellow, American Academy of Arts and Sciences; member, Council on Foreign Relations; trustee, Carnegie Corporation of New York.



[Photo of C.K. Yeutter]         CLAYTON K. YEUTTER  Director

                                Chair, Stockholder Relations and Public Policy Committee; member, Compensation Committee.

                                Of counsel, Hogan & Hartson.  Counselor to
                                President Bush for domestic policy during 1992; chairman, Republican National Committee, 1991-92; Secretary, Department of Agriculture, 1989-91; U.S. Trade Representative, 1985-89. Director, Allied Zurich, P.L.C., Caterpillar Inc., ConAgra, Inc., FMC Corporation, Oppenheimer Funds and Weyerhaeuser Company.

Nominees' Ages, Service and Share Ownership

The table below shows the ages and holdings of common stock of the nominees and the year they became a director.

                                                       Common Stock
                                       Director        Ownership at
      Nominee                Age       Since           December 31, 1999<F1>*
      -------                ---       --------        ------------------
James R. Adams                60        1989                  300,857
David L. Boren                58        1995                   15,140
James B. Busey IV             67        1992                   19,790
Daniel A. Carp                51        1997                    6,832
Thomas J. Engibous            47        1996                1,232,378
Gerald W. Fronterhouse        63        1986                   26,045
David R. Goode                59        1996                    9,316
Wayne R. Sanders              52        1997                   10,100
Ruth J. Simmons               54        1999                    4,000
Clayton K. Yeutter            69        1992                   21,140

---------------

<F1>*Includes (a) shares that can be acquired within 60 days through the exercise of options by Mr. Adams, 257,500 shares, Mr. Engibous, 1,103,000 shares and Messrs. Boren, Busey, Carp, Fronterhouse, Goode, Sanders and Yeutter, 2,500 shares; (b) shares credited to profit sharing stock accounts for Mr. Adams, 1,660 shares, and Mr. Engibous, 8,685 shares; and (c) shares subject to restricted stock unit awards for Mr. Adams, 9,256 shares, Mr. Boren, 11,440 shares, Mr. Busey, 11,440 shares, Mr. Carp, 4,332 shares, Mr. Engibous, 80,000 shares, Mr. Fronterhouse, 11,440 shares, Mr. Goode, 6,816 shares, Mr. Sanders, 4,800 shares, Ms. Simmons, 4,000 shares and Mr. Yeutter, 11,440 shares. Excludes shares held by a family member if a director has disclaimed beneficial ownership. Each director owns less than 1% of the company's common stock.

                              BOARD ORGANIZATION

Board and Committee Meetings

During 1999, the board held 12 meetings. The board has four standing committees described below. Overall attendance at board and committee meetings was approximately 93%.

Committees of the Board

Audit Committee.  The Audit Committee is generally responsible for:

o Making recommendations to the board regarding the appointment of independent public accountants for the company.

o  Approving:
   o The company's annual report to stockholders required by Securities and Exchange Commission or stock exchange rules.
   o  Certain non-audit services of the independent public accountants.

o  Reviewing:
   o  The company's quarterly reports to the SEC.
   o  Proposed changes in major accounting policies.
   o  Scope of the annual audit.
   o Reports of compliance of management and operating personnel with the company's code of ethics.
   o  Adequacy of the company's system of internal accounting controls.
   o  Other factors affecting the integrity of published financial reports.

The Audit Committee met 6 times in 1999.

Board Organization and Nominating Committee. The Board Organization and Nominating Committee is generally responsible for:

o  Making recommendations to the board regarding:
   o  Nominees for election as directors.
   o  Structure, size and composition of the board.
   o  Compensation of board members.
   o  Organization and responsibilities of board committees.

o  Reviewing:
   o  General responsibilities and functions of the board.
   o  A desirable balance of expertise among board members.
   o Overall company organizational health, particularly succession plans for top management positions within TI.

Any stockholder who wishes to recommend a prospective board nominee for the committee to consider can write to Richard J. Agnich, Secretary, Board Organization and Nominating Committee, c/o Texas Instruments Incorporated, Post Office Box 660199, MS 8658, Dallas, Texas 75266-0199.

The Board Organization and Nominating Committee met 6 times in 1999.

Compensation Committee. The Compensation Committee is generally responsible for:

o  Making recommendations to the board regarding:
   o Revisions in and actions under benefit plans of the company that the board must approve.
   o Institution of, revisions in, terminations of and actions under pension, profit sharing or other benefit plans that only benefit officers of the company or disproportionately benefit officers and plans requiring or permitting the issuance of the company's stock.
   o Reservation of company stock for use as awards or grants under plans or as contributions or sales to any trustee of a company employee benefit plan.
   o  Purchase of company stock in connection with benefit plans.



                                       9
o  Taking action as appropriate regarding:
   o  Changes in compensation of executive officers of the company.
   o Actions that are required or permitted to be taken by the committee under employee benefit plans of the company.

The Compensation Committee met 6 times in 1999.

Stockholder Relations and Public Policy Committee. The Stockholder Relations and Public Policy Committee is generally responsible for:

o  Making recommendations to the board regarding:
   o Topics affecting the relationship between management and stockholders and public issues.
   o  Responses to proposals submitted by stockholders.
   o  Declaration of dividends and stock splits.

o  Reviewing:
   o  Contribution policies of the company and of the TI Foundation.
   o  Revisions to TI's code of ethics.

The Stockholder Relations and Public Policy Committee met 5 times in 1999.

                          DIRECTORS COMPENSATION

Cash Compensation

Directors who are not employees are paid each year:

   o  A board retainer of $40,000.

   o  A committee retainer of $15,000.

   o  $2,500 for attendance at the company's strategic planning conference.

   o  $2,500 for attendance at the company's annual planning conference.

Compensation for other activities, like visits to TI facilities and attendance at certain company events, is $1,000 per day. In 1999, the company made payments (an aggregate of $7,700) relating to premiums for life, medical, dental, travel and accident insurance policies covering directors.

Deferral Election

Subject to some limitations, directors can choose to have all or part of their compensation deferred until they leave the board (or certain other specified times). The deferred amounts are credited to either a cash account or stock unit account. Cash accounts earn interest from the company at a rate (currently based on published interest rates on certain corporate bonds) determined by the Board Organization and Nominating Committee. Stock unit accounts fluctuate in value with the underlying shares of company common stock, which will be issued after the deferral period.




                                      10
Restricted Stock Units

Under the company's restricted stock unit plan for directors, new non-employee directors are given 2,000 restricted stock units (each representing one share of company common stock). The restricted stock units provide for issuance of company common stock at the time of retirement from the board, or upon earlier termination of service from the board after completing eight years of service or because of death or disability.

Stock Options

Under the company's stock option plan for non-employee directors, non-employee directors are annually granted a 10-year option to purchase 5,000 shares of the company's common stock. The purchase price of the shares is 100% of the fair market value on the date of grant. These nonqualified options become exercisable in four equal annual installments beginning on the first anniversary date of the grant and also may become fully exercisable in the event of a change in control (as defined in the plan) of the company.

Director Award Program

Each director who has been on the board for five years, and whose board membership ceases because of the mandatory retirement age or, in the case of non-employee directors, because of death or disability, can participate in a director award program. The program was established to promote the company's interest in supporting charitable institutions. The company may contribute a total of $500,000 per eligible director to up to three charitable institutions recommended by the director and approved by the company. The contributions will be made in five annual installments of $100,000 each following the director's death. Directors receive no financial benefit from the program, and all charitable deductions belong to the company.

                         EXECUTIVE COMPENSATION

Compensation Overview

The company is committed to building shareholder value through improved performance and growth. To achieve this objective, the company seeks to create an environment in which employees recognize that they are valued as individuals and treated with respect, dignity and fairness.

The company uses a merit-based system of compensation to encourage individual employees to reach their productive and creative potential, and to link individual financial goals to company performance. The company regularly compares its compensation system with those of competitors and refines its system as necessary to encourage a motivated and productive work force.

The following tables provide information regarding the compensation of the company's chief executive officer and each of the four other most highly compensated executive officers.





                                      11

Summary Compensation Table

The following table shows the compensation of the company's chief executive officer and each of the four other most highly compensated executive officers for services in all capacities to the company in 1997, 1998 and 1999.

                                Annual Compensation                    Long-Term Compensation
                      ---------------------------------------  ---------------------------------------
                                                                        Awards               Payouts
                                                               -------------------------  ------------
                                                                                Stock
     Name and                                    Other Annual  Restricted      Options     Long-Term    All Other
     Principal                                   Compensation  Stock Awards  (in shares)   Incentive   Compensation
     Position         Year   Salary     Bonus    <F1>(1)       <F2>(2)       <F3>(3)      Plan Payouts  <F4>(4)
--------------------  ----  --------  ---------- ------------  ------------  -----------  ------------  ----------
T.J. Engibous         1999  $744,170  $2,200,000      --                 0     500,000         0         $588,731
Chairman,             1998  $677,540  $1,800,000      --                 0     400,000         0         $174,732
President & CEO       1997  $645,870  $1,500,000      --                 0     520,000         0         $ 98,604

R.K. Templeton        1999  $457,670  $1,500,000      --                 0     300,000         0         $402,923
Executive Vice        1998  $407,540  $1,200,000      --                 0     180,000         0         $135,948
President             1997  $358,770  $1,100,000      --                 0     280,000         0         $ 41,248

K.S. Lu<F5>(5)        1999  $321,500  $  650,000      --                 0     100,000         0         $174,108
Senior Vice           1998  $292,000  $  500,000      --                 0      80,000         0         $ 53,007
President

J.C. Scaris-<F5>(5)   1999  $359,666  $  800,000      --        $3,505,000     100,000         0         $258,816
brick Senior          1998  $325,396  $  595,607      --                 0      80,000         0         $115,538
Vice President

D.A. Whitaker<F5>(5)  1999  $352,340  $  600,000      --                 0     100,000         0         $211,686
Senior Vice           1998  $332,080  $  650,000      --                 0      80,000         0         $ 60,753
President

------------------

<F1>(1) The dollar value of perquisites and other personal benefits for each of the named executive officers was less than the established reporting thresholds.

<F2>(2) As of December 31, 1999, the value of restricted stock units awarded to Messrs. Engibous, Templeton, Lu, Scarisbrick and Whitaker was $7,730,000, $5,797,500, $7,343,000, $3,865,000 and $2,705,500, respectively. The restricted stock units for Messrs. Templeton, Lu and Whitaker were awarded prior to their becoming executive officers. The restricted stock units awarded to Messrs. Engibous and Scarisbrick are performance-based and will only be earned if the performance goals are achieved.

<F3>(3) The number of shares granted has been adjusted to give effect to the
1999 two-for-one stock split.

<F4>(4) During 1999, the company made payments in connection with split-dollar life insurance policies in the following amounts: Mr. Engibous, $56,652 and Mr. Templeton, $13,951. Also, the company made payments in connection with travel and accident insurance policies in the amount of $200 for each of the executive officers named in the summary compensation table.


                                      12
During 1999, the company made matching contributions to 401(k) accounts in the amount of $3,200 for Messrs. Engibous, Lu and Whitaker and $6,400 for Mr. Templeton.

For 1999, cash payments and contributions (plus ERISA reductions for which the company will provide an offsetting supplemental benefit) under the U.S. profit sharing plan were as follows: Mr. Engibous, $528,679; Mr. Templeton, $344,464; Mr. Lu, $170,708; and Mr. Whitaker, $208,286. Also, the company made a contribution of $187,286 under the U.K. profit sharing plan for Mr. Scarisbrick.

The company made a contribution (plus an ERISA reduction for which the company will provide an offsetting supplemental benefit) in the amount of $37,908 under the deferred contribution retirement plan for Mr. Templeton.

The amount shown for Mr. Scarisbrick includes $43,629 for special allowances and $20,701 of tax reimbursement payments relating to his assignment outside the United States.

<F5>(5) Messrs. Lu, Scarisbrick and Whitaker became executive officers of the company in 1998.



































                                      13

Table of Option Grants in 1999

The following table shows stock options granted to the named executive officers in 1999. Additionally, in accordance with the rules of the Securities and Exchange Commission, the table shows the hypothetical gains or option spreads that would exist for the respective options. These gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                      Potential Realizable Value at
                                                                   Assumed Annual Rates of Stock Price
                                                                Appreciation for Option Term (10 Years)
                                                          ----------------------------------------------------------
                                                                   5%                            10%
                                                          ----------------------------  ----------------------------
                  Options  % of Total
                  Granted   Options                         Stock                         Stock
                    (in    Granted to  Exercise   Expir-  Price (per                    Price (per
                  shares)  Employees   Price(per  ation     share)                         share)
 Name            <F1>(1)    in 1999    share)      Date   <F2>(2)          Gain          <F2>(2)           Gain
-------------     -------  ----------  --------  -------  ---------- -----------------  -----------  ---------------
T.J. Engibous     500,000    3.04%      $49.80   1/20/09    $81.11      $15,656,951       $129.16      $39,680,167

R.K. Templeton    300,000    1.82%      $49.80   1/20/09    $81.11      $ 9,394,171       $129.16      $23,808,100

K.S. Lu           100,000    0.61%      $49.80   1/20/09    $81.11      $ 3,131,390       $129.16      $ 7,936,033

J.C. Scarisbrick  100,000    0.61%      $49.80   1/20/09    $81.11      $ 3,131,390       $129.16      $ 7,936,033

D.A. Whitaker     100,000    0.61%      $49.80   1/20/09    $81.11      $ 3,131,390       $129.16      $ 7,936,033

---------------

<F1>(1) These nonqualified options become exercisable in four equal annual installments beginning on January 20, 2000 and also may become fully exercisable in the event of a change in control (as defined in the options) of the company. The number of shares granted and the exercise price per share have been adjusted to give effect to the 1999 two-for-one stock split. In some cases, the exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid in shares.

<F2>(2) The price of TI common stock at the end of the 10-year term of the stock options granted at a 5% annual appreciation would be $81.11, and at a 10% annual appreciation would be $129.16.













                                      14

Table of Option Exercises in 1999 and Year-End Option Values

The following table lists the number of shares acquired and the value realized as the result of option exercises in 1999 by the named executive officers. It also includes the number and value of the exercisable and unexercisable options as of December 31, 1999. The table contains values for "in-the-money" options, meaning a positive spread between the year-end share price of $96.63 and the exercise price.

                                                                                 Value of
                                                      Number of                 Unexercised
                                                     Unexercised                In-the-Money
                                                      Options at                 Options at
                      Shares                      December 31, 1999           December 31, 1999
                   Acquired on     Value    --------------------------  ---------------------------
Name             Exercise<F1>(1)  Realized  Exercisable  Unexercisable  Exercisable   Unexercisable
----------------  -----------    ---------  -----------  -------------  -----------   -------------
T.J. Engibous        200,000     $7,451,340    748,000      1,060,000    $61,554,820    $66,187,700

R.K. Templeton       152,000     $7,508,550    705,000        575,000    $59,515,875    $35,129,325

K.S. Lu               80,000     $4,179,625    400,000        220,000    $33,962,400    $13,875,100

J.C. Scarisbrick     147,000     $5,177,246     20,000        220,000    $ 1,470,300    $13,875,100

D.A. Whitaker         20,000     $  868,725     80,000        200,000    $ 6,361,200    $12,281,200

---------------

<F1>(1) The number of shares acquired upon exercise has been adjusted to give effect to the 1999 two-for-one stock split.


























                                      15

U.S. Pension Plan Table

The following table shows the approximate annual benefits relating to the company's U.S. pension plan that would be payable as of December 31, 1999 to employees in higher salary classifications for the average credited earnings and years of credited service indicated. It assumes retirement at age 65. Benefits are based on eligible earnings. Eligible earnings include salary and bonus as shown in the summary compensation table. Other elements of compensation shown in the summary compensation table or referred to in the footnotes to that table are not included in eligible earnings.

In 1997, the company's U.S. employees were given the option of continuing to participate in the pension plan or to participate in a new defined contribution retirement plan. Mr. Templeton chose to participate in the new plan. Accordingly, his benefits under the pension plan (discussed in footnote 1) were frozen as of December 31, 1997. Contributions to the new plan for Mr. Templeton's benefit are shown in the summary compensation table.

Mr. Scarisbrick participated in the company's U.K. pension plan which is described on page 17.

                                  Estimated Annual Benefits Under Pension Plan for
                                    Specified Years of Credited Service <F2>(2)<F3>(3)
               ---------------------------------------------------------------------------------
Average
Credited
Earnings
<F1>(1)       15 Years    20 Years    25 Years    30 Years     35 Years    40 Years      45 Years
----------    --------    --------    --------    --------    ---------    ---------    ----------
$  500,000    108,781    145,041      181,301     217,562     253,822      291,322       328,822
$1,000,000    221,281    295,041      368,801     442,562     516,322      591,322       666,322
$1,500,000    333,781    445,041      556,301     667,562     778,822      891,322     1,003,822
$2,000,000    446,281    595,041      743,801     892,562   1,041,322    1,191,322     1,341,322
$2,500,000    558,781    745,041      931,301   1,117,562   1,303,822    1,491,322     1,678,822
$3,000,000    671,281    895,041    1,118,801   1,342,562   1,566,322    1,791,322     2,016,322
---------------

<F1>(1) The average credited earnings is the average of the five consecutive years of highest earnings.

At December 31, 1999, the named executive officers were credited with the following years of credited service and had the following average credited earnings: Mr. Engibous, 22 years, $1,573,515; Mr. Lu 25 years, $648,417; and Mr. Whitaker, 31 years, $725,559. Mr. Templeton had 16 years of credited service and $536,761 in average credited earnings as of December 31, 1997.











                                      16

<F2>(2) If the amount otherwise payable under the pension plan should be restricted by the applicable provisions of ERISA, the amount in excess of ERISA's restrictions will be paid by the company.

<F3>(3) The benefits under the plan are computed as a single life annuity beginning at age 65.

The amounts shown in the table reflect the offset provided in the pension plan under the pension formula adopted July 1, 1989 to comply with the social security integration requirements. The integration offset is $3,719 for 15 years of credited service, $4,959 for 20 years of credited service, $6,199 for 25 years of credited service, $7,439 for 30 years of credited service, $8,678 for 35 years of credited service, $8,678 for 40 years of credited service and $8,678 for 45 years of credited service.

U.K. Pension Plan Table

The following table shows the approximate annual benefits relating to the company's U.K. pension plan that would be payable as of December 31, 1999 to employees in higher salary classifications for the average credited earnings and years of service indicated. It assumes retirement at age 65. Benefits are based on eligible earnings. Eligible earnings are principally salary shown in the summary compensation table. Other elements of compensation shown in the summary compensation table or referred to in the footnotes to that table are not included in eligible earnings.

                        Estimated Annual Benefits Under Pension Plan for
                                    Specified Years of Credited Service<F2>(2)
               ---------------------------------------------------------------------------------
 Average
 Credited
 Earnings
<F1>(1)        15 Years    20 Years    25 Years    30 Years    35 Years    40 Years    45 Years
----------     --------    --------    --------    --------    --------    ---------  ---------
$  300,000      78,750     105,000     131,250     157,500     183,750     200,000     200,000
$  500,000     131,250     175,000     218,750     262,500     306,250     333,333     333,333
$1,000,000     262,500     350,000     437,500     525,000     612,500     666,667     666,667
$1,500,000     393,750     525,000     656,250     787,500     918,750   1,000,000   1,000,000

------------

<F1>(1) At December 31, 1999, Mr. Scarisbrick was credited with 23 years of service and had $312,255 of average credited earnings for purposes of the U.K. pension plan.

<F2>(2) The benefits under the plan are computed as a joint life annuity beginning at age 65.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors has furnished the following report on executive compensation paid or awarded to executive officers for 1999:

The company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the Committee), which is composed of the individuals listed below, all of whom are independent directors of the company. The program consists of base salaries, annual performance awards and long-term compensation. At higher management levels, the mix of compensation is weighted more to the performance-based components - annual performance awards and long-term compensation.

In determining the compensation of the executive officers, the Committee considered compensation practices of competitor companies (based on the best available data from as many competitor companies as practicable) and the relative performance of TI and competitor companies. The competitor companies are major high-technology competitors of the company. While many of these companies are included in the S&P Technology Sector Index appearing in the graph regarding total shareholder return on page 21, these companies are not the same as the companies comprising that index. The Committee also considered the contribution of each executive officer toward achieving the company's prior year and long-term strategic objectives; in this connection, the Chairman and CEO made recommendations regarding the components of each executive officer's compensation package except his own.

In its considerations, the Committee did not assign quantitative relative weights to different factors or follow mathematical formulae. Rather, the Committee exercised its discretion and made a judgment after considering the factors it deemed relevant. The Committee's decisions regarding 1999 executive compensation were designed to: (1) align the interests of executive officers with the interests of the stockholders by providing performance-based awards; and (2) allow the company to compete for and retain executive officers critical to the company's success by providing an opportunity for compensation that is comparable to the levels offered by competitor companies.

Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to the company's CEO and four other highest compensated officers to the extent that the officer's compensation (other than qualified performance-based compensation) exceeds $1 million. The company believes the Executive Officer Performance Plan approved in April 1997 allows performance-based compensation for the company's executive officers that complies with the requirements for full deductibility under Section 162(m).

Compensation Components and Determination

Compensation decisions for 1999 were made such that TI executive officers will receive a level of total annual compensation that, when compared to the total annual compensation of competitor companies, reflects the company's performance relative to those competitor companies. In order to weight more of total compensation to performance-based components, the Committee's base salary decisions are intended to provide salaries somewhat lower than the median level of salaries for similarly situated executive officers of competitor companies, or of divisions within competitor companies, of similar size (in terms of total revenues). Annual performance awards for 1999 were primarily driven by each individual's contribution to the company's primary strategic focus on the digital signal processing and analog markets, and its performance on three measures: profit from operations as a percent of revenues for the year, change in net revenues from the prior year, and total shareholder return for the year.

Guidelines for awards granted under TI's long-term incentive program were set with the intention of providing TI executive officers an opportunity for financial gain equivalent in present value to the opportunity provided by similarly performing competitor companies through all their long-term compensation programs. The Committee, in its discretion, adjusts the awards considering each executive officer's individual contribution to the implementation of the strategic plan of the company.

Base Salary

The Committee reviewed base salaries for executive officers of competitor companies and set base salaries for its executive officers somewhat lower than competitive levels. Mr. Engibous' annual salary during 1999 was below the median annual salary of CEOs of competitor companies.

Annual Performance Award

The annual performance award varies significantly based on the company's profitability, revenue growth, and total shareholder return; the achievement of the strategic objectives of the company; and each individual's contribution toward that performance. The Committee considered rankings of estimates of competitor companies' 1999 performance compared to the company's performance, and granted annual performance awards to executive officers intended to approximate total annual compensation of executive officers in similarly performing competitor companies. As a result, Mr. Engibous received an annual performance award of $2,200,000.

Long-term Compensation

The Committee made long-term compensation determinations in January 1999 and, for one executive officer, also in September 1999. Stock options constitute TI's primary long-term incentive vehicle; restricted stock units, which have a minimum vesting period of three years, may also be awarded in limited instances. Stock options granted in 1999 were granted at 100% of fair market value on the date of grant, have a 10-year term, do not become exercisable until one year after grant, and then become exercisable in four equal annual installments. Any value actually realized by an executive officer from an option grant depends completely upon increases in the price of TI common stock.

The Committee reviewed each officer's continuing contribution to achieving the strategic objectives of the company, and followed the guidelines for stock options by granting each officer options at a price per share of $49.80 (the market value of TI's common stock on January 20, 1999 (the date of grant) giving effect to the subsequent two-for-one stock split). In the case of two executive officers, the Committee also granted restricted stock units, one of which is performance based, in recognition of the particular role they are expected to have in the execution of the strategic objectives of the company. The Committee intended for the stock option grants to recognize progress toward accomplishment of the strategic objectives and, since these stock options will result in increased compensation to an executive officer only if TI's stock price increases, focus the executive officers on building value for stockholders. Considering Mr. Engibous' continuing contribution to execution of the strategic plan for the company, the Committee granted Mr. Engibous an option to purchase 500,000 shares, resulting in a total long-term compensation opportunity comparable to those of CEOs of similarly performing competitor companies.

The ranking of total compensation (annual plus long-term) for Mr. Engibous as compared to the total compensation of CEOs of competitor companies was intended to approximate the estimated ranking of TI performance compared to the performance of competitor companies.


             David R. Goode, Chair          Wayne R. Sanders
             Gerald W. Fronterhouse         Clayton K. Yeutter

                COMPARISON OF TOTAL SHAREHOLDER RETURN

This graph compares TI's total shareholder return with the S&P 500 Index and the S&P Technology Sector Index over a five-year period, beginning December 31, 1994, and ending December 31, 1999. The total shareholder return assumes $100 invested at the beginning of the period in TI common stock, the S&P 500 and the S&P Technology Sector Index. It also assumes reinvestment of all dividends.






                 [A performance graph showing five year
                 cumulative total return among the Company, the S&P 500 Index and the S&P Technology Sector index appears here. The coordinates used in the graph appear below.]



















                           Dec-94   Dec-95   Dec-96   Dec-97   Dec-98   Dec-99
Texas Instruments          $100     $139     $174     $248     $473     $1,071

S&P 500(R) Index           $100     $138     $169     $226     $290     $  351

S&P(R) Technology          $100     $144     $202     $255     $441     $  772
Sector Index

*Assumes that the value of the investment in TI common stock and each index was $100 on December 31, 1994, and that all dividends were reinvested.

**Year ending December 31.

      PROPOSAL TO APPROVE AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION
                       TO INCREASE AUTHORIZED COMMON STOCK


The board of directors believes that it is desirable for the stockholders to consider and act upon a proposal to amend the company's Restated Certificate of Incorporation (the Certificate). Pursuant to the proposal, the currently authorized shares of common stock, $1 par value, will be increased from 1,200,000,000 to 2,400,000,000 shares.

Of the 1,200,000,000 currently authorized shares of common stock, as of December 31, 1999, 813,926,025 were issued (including 1,034,757 treasury shares). Of the remaining 386,073,975 authorized shares of common stock, 126,206,739 were reserved for issuance in connection with the company's incentive plans, stock option plans, stock purchase plan and profit sharing plans.

Except for shares currently reserved as explained above, the company does not now have any present plan, understanding or agreement to issue additional shares of common stock. However, the board believes that the proposed increase in authorized shares of common stock is desirable to enhance the company's flexibility in connection with possible future actions, such as stock splits, stock dividends, corporate mergers and acquisitions, financings, acquisitions of property, use in employee benefit plans, or other corporate purposes. The board will determine whether, when, and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.

If the proposed amendment is approved, all or any of the authorized shares of common stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of common stock otherwise than on a pro-rata basis to all holders of such stock would reduce the proportionate interests of such stockholders.

Pursuant to the proposal, the first sentence of Article Fourth of the Certificate will be amended to read as follows:

       "The total number of shares of all classes of stock which the company shall have authority to issue is Two Billion Four Hundred and Ten Million (2,410,000,000) shares, of which Ten Million (10,000,000) shall be Preferred Stock with a par value of $25.00 per share, and two billion four hundred million (2,400,000,000) shall be Common Stock with a par value of $1.00 per share."

Other than increasing the authorized shares of common stock from 1,200,000,000 to 2,400,000,000, the proposed amendment in no way changes the Certificate.

The board has unanimously adopted resolutions setting forth the proposed amendment to the Certificate, declaring its advisability and directing that the proposed amendment be submitted to the stockholders for their approval at the annual meeting on April 20, 2000. If adopted by the stockholders, the amendment will become effective upon filing as required by the General Corporation Law of Delaware.

The board of directors recommends a vote "FOR" the above proposal.

                   PROPOSAL TO APPROVE THE TEXAS INSTRUMENTS
                         2000 LONG-TERM INCENTIVE PLAN

Since 1965 the company has had in effect key employee incentive plans, currently consisting of the Texas Instruments 1996 Long-Term Incentive Plan and the Texas Instruments Executive Officer Performance Plan. These plans were designed to provide an additional incentive for the employees who are key to the company's success in the technological and highly competitive businesses in which it operates. The board of directors believes that these plans have been effective in providing such incentive. The board also believes that, for the company to continue to attract and retain outstanding individuals at all levels of the company's organization, it must continue to have incentive plans of these types in place.

The Texas Instruments 1996 Long-Term Incentive Plan (the "1996 Plan") provides for the grant by a committee of the board of directors of: (1) stock options,
(2) restricted stock and restricted stock units, (3) performance units and
(4) other awards (including stock appreciation rights) valued in whole or in part by reference to or otherwise based on common stock of the company.

As of December 31, 1999, there were 27,702,177 shares of the common stock of the company available for grant under the 1996 Plan. The board of directors recommends that the stockholders approve the adoption of the Texas Instruments 2000 Long-Term Incentive Plan (the "2000 Plan") to replace the existing 1996 Plan.

It is anticipated that the 27,702,177 shares that were available for grant under the 1996 Plan at December 31, 1999 will continue to be available for grant after adoption of the 2000 Plan unless granted before such adoption.

Texas Instruments 2000 Long-Term Incentive Plan

The proposed 2000 Plan is attached as Exhibit A to this proxy statement. The principal features of the 2000 Plan, which is similar to the existing 1996 Plan, are summarized below.

Shares Available for Awards

Under the 2000 Plan, the number of shares of common stock available for issuance will be 60,000,000 shares, subject to adjustment by the Committee (defined below) for stock splits and other events as set forth in the 2000 Plan, plus any shares remaining available for the grant of awards under the 1996 Plan. No more than 6,700,000 shares of common stock may be awarded as restricted stock, restricted stock units, performance units or other-stock based awards during the term of the 2000 Plan.

Material Features of the 2000 Plan

The 2000 Plan will be administered by a board committee appointed by the board of directors consisting of not less than three directors (the "Committee"). The Committee will have, among other powers, the power to interpret and construe any provision of the plan, to adopt rules and regulations for administering the plan, and to perform other acts relating to the plan, including, at the Committee's discretion, the delegation of any administrative responsibilities. Decisions of the Committee are final and binding on all parties.

The Committee will have the sole discretion to grant to eligible participants one or more equity awards, including options, restricted stock and restricted stock units, performance units, or any combination thereof. The Committee will have the sole discretion to determine the number or amount of any award to be awarded to any participant. If the Committee determines that a dividend or other distribution, recapitalization, stock split, or other corporate event or transaction (more fully described in Section 5(e) of the 2000 Plan) affects the shares in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits, or potential benefits, intended to be made available under the 2000 Plan, the Committee may adjust: (i) the number and type of shares (or other securities or property) which may be made the subject of awards, (ii) the number and type of shares (or other securities or property) subject to outstanding awards, and (iii) the grant, purchase or exercise price with respect to any award. The Committee may not take any other action to reduce the exercise price of any option as established at the time of grant.

Awards will be granted for no cash consideration, or for minimal cash consideration if required by applicable law. Awards may provide that upon their exercise the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Committee will determine. Any shares of stock deliverable under the 2000 Plan may consist in whole or in part of authorized and unissued shares or treasury shares.

Except in the case of awards made through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, and except as a result of an adjustment event referred to above, the exercise price of stock under any stock option, the grant price of any stock appreciation right, and the purchase price of any security which may be purchased under any other stock-based award will not be less than 100% of the fair market value of the stock or other security on the date of the grant of the option, right or award. The Committee will determine the times at which options and other purchase rights may be exercised and the methods by which and the forms in which payment of the purchase price may be made. Determinations of fair market value under the 2000 Plan will be made in accordance with methods or procedures established by the Committee.

The Committee may impose restrictions on restricted stock and restricted stock units at its discretion. These restrictions may lapse as the Committee deems appropriate. Upon termination of employment during the restriction period, all restricted stock and restricted stock units will be forfeited, unless the Committee determines otherwise.

Any performance units granted will vest upon the attainment of performance goals. The Committee will establish the performance criteria, the length of the performance period and the form and time of payment of the award. In addition, the Committee may establish the terms and conditions of other stock-based awards.

Unless otherwise determined by the Committee, no award granted under the 2000 Plan may be transferred or otherwise encumbered by the individual to whom it is granted, other than by will, by designation of a beneficiary, or by the laws of descent and distribution. During the individual's lifetime, each award will be exercisable only by the individual or by the individual's guardian or legal representative.

No awards may be granted under the 2000 Plan after the tenth anniversary of the effective date of the 2000 Plan.

Eligibility and Participation

Any employee of the company, including any officer or employee-director, will be eligible to receive awards under the 2000 Plan. Additionally, any individual who provides services to the company or to an affiliate of the company as an independent contractor is eligible to receive awards. The company had 38,197 employees as of December 31, 1999. Directors who are not full-time or part-time officers or employees of the company will not be eligible to participate in the plan.

Amendment and Termination

The board of directors may amend, alter, discontinue or terminate the plan or any portion of the plan any time. However, stockholder approval must be obtained for any plan adjustment that would increase the number of shares available for awards.

Plan Awards for Certain Individuals

Any awards under the 2000 Plan will be at the discretion of the Committee. Therefore, it is not possible at present to determine the amount or form of any award that will be available for grant to any individual during the term of the 2000 Plan or that would have been granted during 1999 had the 2000 Plan been in effect.

Tax Matters

Counsel for the company has advised that, in the case of an incentive stock option, if an optionee exercises the option during or within three months of employment and does not dispose of the shares within two years of the date of grant of the option or one year after the transfer of the shares to the optionee, the optionee will be entitled for federal income tax purposes to treat any profit which may be realized upon the disposition of the shares as a long-term capital gain. In contrast, a person who receives an option under the plan which is not an incentive stock option or who does not comply with the conditions noted above will generally realize ordinary income at the time of exercise in the amount of the excess, if any, of the fair market value of the stock on the date of exercise over the option price. In the case of incentive stock options, any excess of the fair market value of the stock at the time of exercise over the option price would be an item of income for purposes of the individual's alternative minimum tax.

Counsel for the company has also advised that a person who receives a grant of an option, whether it is an incentive stock option or an option which is not an incentive stock option, will not be in receipt of taxable income under the Internal Revenue Code upon the making of the grant. The company will not be allowed any deduction for federal income tax purposes upon the grant or exercise of incentive stock options (assuming the optionee complies with the conditions noted above). The company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, realized by an optionee who (a) exercises an option which is not an incentive stock option, or (b) disposes of stock which was acquired pursuant to the exercise of an incentive stock option prior to the end of the required holding period described in the immediately preceding paragraph.

The board of directors recommends a vote "FOR" the Texas Instruments 2000 Long-Term Incentive Plan.

                             ADDITIONAL INFORMATION

Financial Statements

The consolidated financial statements and auditor's report, the management discussion and analysis of financial condition and results of operations and information concerning the quarterly financial data for the fiscal year ended December 31, 1999 are attached as Exhibit B to this proxy statement.

Voting Securities

As of February 22, 2000, _______________ shares of the company's common stock were outstanding. This is the only class of capital stock entitled to vote at the meeting. Each holder of common stock has one vote for each share held. As stated in the notice of meeting, holders of record of the common stock at the close of business on February 22, 2000 may vote at the meeting or any adjournment of the meeting.

Share Ownership of Certain Persons

The following table shows (a) the only persons that have reported beneficial ownership of more than 5% of the common stock of the company, and (b) the ownership of the company's common stock by the named executive officers, and all executive officers and directors as a group. Persons generally "beneficially own" shares if they have either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares.

                                            Shares Owned At               Percent of
       Name and Address                    December 31, 1999                Class
--------------------------------           -----------------              ----------
FMR Corp.
  82 Devonshire Street                                   <F1>(1)               %
  Boston, MA  02109

Thomas J. Engibous                              1,232,378<F2>(2)               *

Richard K. Templeton                              969,547<F2>(2)               *

Keh-Shew Lu                                       562,096<F2>(2)               *

John C. Scarisbrick                               157,004<F2>(2)               *

Delbert A. Whitaker                               197,108<F2>(2)               *


All executive officers and                      5,184,693<F2>(2)<F3>(3)        *
directors as a group

---------------
*Less than 1%.

<F1>(1) The company understands that, as of December 31, 1999, (a) FMR Corp.
and its chairman, Edward C. Johnson 3d, had sole dispositive power with respect to all of the above shares and FMR Corp. had sole voting power with respect to

                                      27

_______________ of the above shares, and (b) the above shares include
_______________ shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., as a result of acting as investment advisor to several investment companies, and as a result of acting as a sub-advisor to Fidelity American Special Situations Trust.

<F2>(2) Includes (a) shares subject to acquisition within 60 days by Messrs.
Engibous, Templeton, Lu, Scarisbrick and Whitaker for 1,103,000,
895,000, 475,000, 95,000 and 145,000 shares, respectively, (b) shares credited to profit sharing stock accounts for Messrs. Engibous, Templeton, Lu, Scarisbrick and Whitaker in the amounts of 8,685, 5,311, 8,290, 2,959, and 15,271, respectively, and (c) shares subject to restricted stock unit awards for Messrs. Engibous, Templeton, Lu, Scarisbrick and Whitaker in the amounts of 80,000, 60,000, 76,000, 40,000 and 28,000, respectively. Excludes shares held by a family member if a director or officer has disclaimed beneficial ownership.

<F3>(3) Includes (a) 4,296,700 shares subject to acquisition within 60 days,
(b) 118,439 shares credited to profit sharing stock accounts and (c) 368,964 shares subject to restricted stock unit awards.

As of December 31, 1999, the TI Employees Master Profit Sharing Trust held 39,605,149 shares (4.9%) of the company's common stock. Pursuant to the terms of the trust, participants have the power to determine the voting and, to the extent permitted, disposition of shares held by the trust.

Certain Business Relationships

Mr. Yeutter, a member of the company's board of directors, is of counsel to the law firm of Hogan and Hartson LLP. Telogy Networks, Inc., a subsidiary of the company, engaged the services of Hogan and Hartson LLP during 1999.

Joseph F. Hubach, senior vice president and general counsel of the company, is the brother of Francis P. Hubach, Jr., partner in charge of the Dallas office of the law firm of Jones, Day, Reavis & Pogue. The company has engaged the services of Jones, Day, Reavis & Pogue during 1999.

Cost of Solicitation

The solicitation is made on behalf of the board of directors of the company. The company will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

Without receiving additional compensation, officials and regular employees of the company may solicit proxies personally, by telephone, fax or E-mail from some stockholders if proxies are not promptly received. We have also hired Georgeson & Company, Inc. to assist in the solicitation of proxies at a cost of $12,000 plus out-of-pocket expenses.

Proposals of Stockholders

If you wish to submit a proposal for possible inclusion in the company's 2001 proxy material, we must receive your notice, in accordance with rules of the Securities and Exchange Commission, on or before November 3, 2000.

If you wish to submit a proposal at the 2001 annual meeting (but not seek inclusion of the proposal in the company's proxy material), we must receive your notice, in accordance with the company's by-laws, on or before January 20, 2001. Otherwise, the proxies named by the board of directors for the meeting may exercise discretionary voting authority with respect to the proposal, without any discussion of the proposal in the company's proxy material.

Suggestions from stockholders concerning the company's business are welcome and all will be carefully considered by the company's management. So that your suggestions receive appropriate review, the Stockholder Relations and Public Policy Committee from time to time reviews correspondence from stockholders and management's responses. This way, stockholders are given access at the board level without having to resort to formal stockholder proposals. Generally, the board prefers you present your views in this manner rather than through the process of formal stockholder proposals.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. If at least a majority of the shares of TI stock issued and outstanding and eligible to vote are present in person or by proxy, a quorum will exist.

Vote Required

The 10 nominees receiving the greatest number of votes cast by those entitled to vote will be elected.

A majority vote of the outstanding common stock is necessary for the adoption of the proposed amendment to the Company's Restated Certificate of Incorporation.

For all other matters submitted at the meeting (including the proposal to approve the Texas Instruments 2000 Long-Term Incentive Plan), an affirmative vote of the majority of the shares present in person or by proxy is necessary for approval.

We do not expect any matters to be presented for a vote at the annual meeting other than: (1) the election of directors, (2) the proposal to amend the Company's Restated Certificate of Incorporation, and (3) the proposal to approve the Texas Instruments 2000 Long-Term Incentive Plan. If you grant a proxy, the persons named in the proxy will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Under Delaware law and the company's Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote FOR, AGAINST or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such matters. The total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

Telephone and Internet Voting

Shares Directly Registered in the Name of the Stockholder. Stockholders with shares registered directly with Harris Bank may vote telephonically by calling Harris Bank at (888) ____________ or may vote via the Internet at the following address on the World Wide Web:

                             www.harrisbank.com/wproxy

Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks offer telephone and Internet voting options. These programs differ from the program provided by Harris Bank for shares registered in the name of the stockholder. Check the information forwarded by your bank, broker or other holder of record to see which options are available to you.

The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. The company has been advised by counsel that the telephone and Internet voting procedures that have been made available through Harris Bank are consistent with the requirements of applicable law. Stockholders voting via the Internet through Harris Bank should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

Independent Auditors

The board has, in accordance with the recommendation of its Audit Committee, chosen the firm of Ernst & Young LLP as independent auditors for the company. Representatives of Ernst & Young are expected to be present, and to be available to respond to appropriate questions, at the annual meeting. They will have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.



                                     By Order of the Board of Directors,



                                     -----------------------------
                                     Richard J. Agnich
                                     Senior Vice President and
                                     Secretary

Dallas, Texas
March ___, 2000

DIRECTIONS TO ANNUAL MEETING SITE


From DFW Airport

Take the North Airport exit to 635E. Take 635E to the Greenville Avenue Exit. Turn right on Greenville. Turn right on Forest Lane. Texas Instruments will be on your right at the second traffic light. Please use the south entrance to the building.

Directions from Love Field Airport

Take Mockingbird Lane to 75N (Central Expressway). Travel north on 75 to the Forest Lane Exit. Turn right on Forest Lane. You will pass two traffic lights. At the third light, the entrance to Texas Instruments will be on your left. Please use the south entrance to the building.






                                                                    EXHIBIT A

               TEXAS INSTRUMENTS 2000 LONG-TERM INCENTIVE PLAN
                          As Adopted April 20, 2000

      Section 1.  Purpose.

      The Texas Instruments 2000 Long-Term Incentive Plan is designed to enhance the ability of the Company to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.

      Section 2.  Definitions.

      As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company or (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     (b) "Award" shall mean any Option, award of Restricted Stock, Restricted Stock Unit, Performance Unit or Other Stock-Based Award granted under the Plan.

     (c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

      (d)  "Board" shall mean the board of directors of the Company.

      (e) "Cash Flow" for a period shall mean net cash provided by operating activities as determined by the Company's external auditors in accordance with Generally Accepted Accounting Principles.

      (f)  "Change of Control" shall mean the first to occur of:

           (i) an individual, corporation, partnership, group, associate or other entity or "person," as such term is defined in
      Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than the Company or any employee benefit plan(s) sponsored by the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the Company's outstanding securities ordinarily having the right to vote at elections of directors;

           (ii) individuals who constitute the Board of Directors of the Company on the effective date of the Plan (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any Approved Director, as hereinafter defined, shall be, for purposes of this subsection (ii), considered as though such person were a member of the Incumbent

      Board.  An "Approved Director," for purposes of this subsection
      (ii), shall mean any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee of the Company for director), but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or "person" other than the Board;

          (iii) the approval by the shareholders of the Company of a plan or agreement providing (A) for a merger or consolidation of the Company other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) for a sale, exchange or other disposition of all or substantially all of the assets of the Company. If any of the events enumerated in this subsection (iii) occurs, the Committee shall determine the effective date of the Change of Control resulting therefrom for purposes of the Plan;

           (iv)  In addition to the events described in subsections
      (i), (ii) and (iii), it shall be a "Change of Control" for purposes hereof for any Participant principally employed in the business of a Designated Business Unit, as hereinafter defined, if an event described in subsections (i), (ii) or (iii) shall occur, except that for purposes of this subsection (iv), references in such subsections to the "Company" shall be deemed to refer to the Designated Business Unit in the business of which the Participant is principally employed. A Change in Control described in this subsection (iv) shall apply only to a Participant employed principally by the affected Designated Business Unit. For purposes of this subsection (iv), "Designated Business Unit" shall mean any business down to the SBE minus 2 level sold by the Company in which the Company does not retain an equity interest and any other business unit identified as a Designated Business Unit by the Committee from time to time.

      (g) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      (h) "Committee" shall mean a committee of the Board designated by the Board to administer the Plan. Unless otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee under the Plan.

      (i) "Company" shall mean Texas Instruments Incorporated, together with any successor thereto.

      (j) "Cycle Time Improvement" shall mean a reduction of the actual time a specific process relating to a product or service of the Company takes to accomplish.

      (k) "Earnings Before Income Taxes, Depreciation and Amortization (EBITDA)" shall mean net income from continuing operations plus provision for income taxes and depreciation and amortization expenses as determined by the Company's external auditors in accordance with Generally Accepted Accounting Principles.

      (l) "Earnings Per Share" shall mean earnings per share as determined by the Company's external auditors in accordance with Generally Accepted Accounting Principles.

      (m) "Executive Group" shall mean every person who is expected by the Committee to be both (i) a "covered employee" as defined in Section 162(m) of the Code as of the end of the taxable year in which payment of the Award may be deducted by the Company, and (ii) the recipient of compensation of more than $1,000,000 for that taxable year.

      (n) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

      (o) "Incentive Stock Option" shall mean an option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

      (p) "Manufacturing Process Yield" shall mean the good units produced as a percent of the total units processed.

      (q) "Market Share" shall mean the percent of sales of the total available market in an industry, product line or product attained by the Company or one of its business units during a time period.

      (r) "Net Revenue Per Employee" in a period shall mean net revenue divided by the average number of employees of the Company, with average defined as the sum of the number of employees at the beginning and ending of the period divided by two.

      (s)  "Non-Qualified Stock Option" shall mean an option granted under
Section 6 that is not intended to be an Incentive Stock Option.

      (t) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

      (u)  "Other Stock-Based Award" shall mean any right granted under
Section 9.

      (v) "Participant" shall mean an individual granted an Award under the Plan.

      (w)  "Performance Unit" shall mean any right granted under Section 8.

      (x)  "Plan" shall mean this Texas Instruments 2000 Long-Term Incentive
Plan.

      (y) "Profit from Operations" for a period shall mean the profit from operations as determined by the Company's external auditors in accordance with Generally Accepted Accounting Principles. Notwithstanding the foregoing, any "Qualifying" item shall be excluded from "Profit from Operations" if the Compensation Committee of the Board of Directors, in its sole discretion, shall determine that such exclusion is in the best interest of the Company. For purposes of the preceding sentence, the term "Qualifying" shall mean a gain/loss which exceeds both (1) three percent (3%) of "Profit from Operations" excluding employer profit sharing expenses and excluding the gain/income or loss, and (2) Ten Million Dollars ($10,000,000.00) or more.

      (z)  "Restricted Stock" shall mean any Share granted under Section 7.

      (aa) "Restricted Stock Unit" shall mean a contractual right granted under Section 7 that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in the Plan and the applicable Award Agreement.

      (bb) "Return On Capital" for a period shall mean net income divided by shareholders equity as determined by the Company's external auditors in accordance with Generally Accepted Accounting Principles.

      (cc) "Return On Common Equity" for a period shall mean net income less preferred stock dividends divided by total shareholders equity, less amounts, if any, attributable to preferred stock.

      (dd) "Return On Net Assets" for a period shall mean net income less preferred stock dividends divided by the difference of average total assets less average non-debt liabilities, with average defined as the sum of assets or liabilities at the beginning and ending of the period divided by two.

      (ee) "Revenue Growth" shall mean the percentage change in revenue (as defined in Statement of Financial Accounting Concepts No. 6, published by the Financial Accounting Standards Board) from one period to another.

      (ff) "Shares" shall mean shares of the common stock of the Company, $1.00 par value.

      (gg) "Substitute Awards" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

      (hh) "Total Shareholder Return" shall mean the sum of the appreciation in the Company's stock price and dividends paid on the common stock of the Company over a given period of time.

      Section 3.  Eligibility.

      (a) Any individual who is employed by the Company or any Affiliate, and any individual who provides services to the Company or any Affiliate as an independent contractor, including any officer or employee-director, shall be eligible to be selected to receive an Award under the Plan.

      (b) An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.

      (c) Directors who are not full-time or part-time officers or employees are not eligible to receive Awards hereunder.

      (d) Holders of options and other types of Awards granted by a company acquired by the Company or with which the Company combines are eligible for grant of Substitute Awards hereunder in connection with such acquisition or combination transaction.

      Section 4.  Administration.

      (a) The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not less than three directors. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. No member or alternate member of the Committee shall be eligible, while a member or alternate member, for participation in the Plan. The Committee may issue rules and regulations for administration of the Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum.

      (b) Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

      (c) All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the stockholders and the Participants.

      Section 5.  Shares Available for Awards.

      (a) Subject to adjustment as provided below, the number of Shares available for issuance under the Plan shall be 60,000,000 shares, plus any Shares remaining available for grant of awards under the Company's 1996 Long-Term Incentive Plan on the effective date of the Plan. Notwithstanding the foregoing and subject to adjustment as provided in Section 5(e), (i) no Participant may receive Options and stock appreciation rights under the Plan in any calendar year that relate to more than 1,000,000 Shares and (ii) the maximum number of Shares with respect to which Awards may be made under Sections 7, 8 and 9 is 6,700,000. Awards may be made under Sections 7 and 9 without regard to such limit if (x) such Awards are made in satisfaction of Company obligations to employees that would otherwise be paid in cash or
(y) such Awards are issued in connection with the exercise of an Option or other Award hereunder.

      (b) If, after the effective date of the Plan, any Shares covered by an Award, or to which such an Award relates, are forfeited, or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under the Plan. For purposes of this Section 5(b), awards and options granted under any previous option or long-term incentive plan of the Company (other than a Substitute Award granted under any such plan) shall be treated as Awards.

      (c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. For purposes of this Section 5(c), awards and options granted under any previous option or long-term incentive plan of the Company (other than a Substitute Award granted under any such plan) shall be treated as Awards.

      (d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

      (e) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a), (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

      Section 6.  Options.

      The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

      (a) The purchase price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such purchase price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

      (b)  The term of each Option shall be fixed by the Committee.

      (c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

      (d) The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

      Section 7.  Restricted Stock and Restricted Stock Units.

      (a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

      (b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. If the vesting conditions applicable to an Award of Restricted Stock or Restricted Stock Units relate exclusively to the passage of time and continued employment or provision of services, or refraining therefrom, such time period shall consist of not less than 36 months, except that the foregoing restriction shall not apply to such Awards if they meet any of the conditions described in
Section 5(a)(x) or (y).

      (c) Any share of Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

      (d) Except as otherwise determined by the Committee, upon termination of employment or cessation of the provision of services (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

      Section 8.  Performance Units.

      (a) The Committee is hereby authorized to grant Performance Units to Participants.

      (b) Subject to the terms of the Plan, a Performance Unit granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Unit, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Unit granted and the amount of any payment or transfer to be made pursuant to any Performance Unit shall be determined by the Committee.

      Section 9.  Other Stock-based Awards.

      The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 9 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

      Section 10.  General Provisions Applicable to Awards.

      (a) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

      (b) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

      (c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

      (d) Unless the Committee shall otherwise determine, (i) no Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant; (ii) each Award, and each right under any Award, shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative; and (iii) no Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The restrictions imposed by this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

      (e) All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (f) Every Award (other than an option or stock appreciation right) to a member of the Executive Group shall include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement by the Company or any unit thereof during a performance period or periods, as determined by the Committee, of a level or levels, as determined by the Committee, of one or more of the following performance measures: (i) Cash Flow, (ii) Cycle Time Improvement, (iii) Earnings Per Share, (iv) EBITDA,
(v) Manufacturing Process Yield, (vi) Market Share, (vii) Net Revenue Per Employee, (viii) Profit from Operations, (ix) Return on Capital, (x) Return on Common Equity, (xi) Return on Net Assets, (xii) Revenue Growth or (xiii) Total Shareholder Return. For any Award (other than an option or stock appreciation right) subject to any such pre-established formula, no more than $5,000,000 can be paid in satisfaction of such Award to any Participant; provided if such Award is denominated in shares, the maximum limit shall be 2,000,000 shares in lieu of such dollar limit.

      (g) Unless specifically provided to the contrary in any Award Agreement, upon a Change in Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse.

      Section 11.  Amendment and Termination.

      (a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without
(i) shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations.

      (b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award, provided, however, that no such action shall impair the rights of any affected

Participant or holder or beneficiary under any Award theretofore granted under the Plan; and provided further that, except as provided in Section 5(e), no such action shall reduce the exercise price of any Option established at the time of grant thereof.

      (c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(e) affecting the Company, or the financial statements of the Company) or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

      (d) Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

      (e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

      Section 12.  Miscellaneous.

      (a) No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

      (b) The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights with respect to, alter, discontinue, suspend or terminate Awards held by, employees who are not officers or directors of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended; provided, however, that any delegation to management shall conform with the requirements of the General Corporation Law of Delaware, as in effect from time to time.

      (c) The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash, Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy the required tax withholding based on the minimum statutory withholding rates.

      (d) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

      (e) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties.

      (f) If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

      (g) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

      (h) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

      Section 13.  Effective Date of Plan.

      The Plan shall be effective as of the date of its approval by the stockholders of the Company.

      Section 14.  Term of the Plan.

      No Award shall be granted under the Plan after the tenth anniversary of the effective date. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

                                                                     EXHIBIT B

                             FINANCIAL STATEMENTS


                                   [To come]
















































                                      B-1



                                                             Preliminary Copy

PROXY                                                                   PROXY



              PROXY FOR ANNUAL MEETING TO BE HELD APRIL 20, 2000

         This Proxy is solicited on behalf of the Board of Directors.


The undersigned hereby appoints JAMES R. ADAMS, THOMAS J. ENGIBOUS, CLAYTON K. YEUTTER, or any one or more of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of TEXAS INSTRUMENTS INCORPORATED to be held in Dallas, Texas, on April 20, 2000, at 10:00 a.m. (Dallas time) and at any or all adjournments thereof, according to the number of shares of common stock which the undersigned would be entitled to vote if then personally present, in the election of directors and upon other matters properly coming before the meeting.




      IMPORTANT-This Proxy must be signed and dated on the reverse side.




------------------------------------------------------------------------------


Dear Stockholder:

     On the reverse side of this card are instructions on how to vote your shares regarding the election of directors and the board proposals by telephone or Internet. Please consider voting by telephone or Internet. Your vote is recorded as though you had mailed in your proxy card.






                               TEXAS INSTRUMENTS
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [/]
_____________________________________________________________________________

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

                                                            FOR ALL
1. Election of Directors                  FOR   WITHHELD    Except Nominee(s)
                                          ALL   ALL         Written Below
   Nominees:  01-J.R. Adams,              [ ]   [ ]         [ ]______________
   02-D.L. Boren, 03-J.B. Busey IV,
   04-D.A. Carp, 05-T.J. Engibous,
   06-G.W. Fronterhouse, 07-D.R. Goode,
   08-W.R. Sanders, 09-R.J. Simmons,
   and 10-C.K. Yeutter.
                                          FOR   AGAINST   ABSTAIN
2. Proposal regarding increasing the
   company's authorized common stock.     [ ]     [ ]       [ ]

3. Proposal to approve the Texas
   Instruments 2000 Long-Term
   Incentive Plan.                        [ ]     [ ]       [ ]

                             In their discretion the named proxies are authorized to vote upon such other matters as may properly come before the meeting.

                             If no contrary indication is made, this proxy will be voted FOR the election of each board nominee and FOR the two board proposals.

                             Dated __________________________, 2000


                             ______________________________________________
                             Signature

                             ______________________________________________
                             Signature

NOTE: Please sign exactly as your name appears on this document. For joint accounts both owners should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

             IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET,
                PLEASE SEE THE INSTRUCTIONS BELOW.
------------------------------------------------------------------------------

CONTROL NUMBER
 ______________
|              |
|______________|


         NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
    QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

Texas Instruments Incorporated encourages you to take advantage of the convenient ways to vote your shares. If voting by proxy, you may vote by mail, or choose one of the two methods described below. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE

     Call toll free 1-888 _____________ any time on a touch tone telephone. There is NO CHARGE to you for the call.

     Enter the Control Number located above.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals, press 1.

  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING.

OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

     Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

     To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

     Proposal 2:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

     Proposal 3:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING.

TO VOTE BY INTERNET

     Go to the following website:  www.harrisbank.com/wproxy

     Enter the information requested on your computer screen, including your Control Number located above.

     Follow the simple instructions on the screen.

   If you vote by telephone or Internet, DO NOT mail back the proxy card.

                             THANK YOU FOR VOTING!


                                                             Preliminary Copy

               Proxy for Annual Meeting to be held April 20, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints James R. Adams, Thomas J. Engibous, Clayton
K. Yeutter, or any one or more of them, the true and lawful attorneys of the undersigned with power of substitution, to vote as proxies for the undersigned at the annual meeting of stockholders of Texas Instruments Incorporated to be held in Dallas, Texas, on April 20, 2000, at 10:00 a.m. (Dallas time) and at any or all adjournments thereof according to the number of shares of common stock which the undersigned would be entitled to vote if then personally present, in the election of directors and upon other matters properly coming before the meeting.
-----------------------------------------------------------------------------
The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3.

1.  Election of directors:

    01-J. R. Adams             o For        o Withhold

    02-D. L. Boren             o For        o Withhold

    03-J. B. Busey IV          o For        o Withhold

    04-D. A. Carp              o For        o Withhold

    05-T. J. Engibous          o For        o Withhold

    06-G. W. Fronterhouse      o For        o Withhold

    07-D. R. Goode             o For        o Withhold

    08-W. R. Sanders           o For        o Withhold

    09-R. J. Simmons           o For        o Withhold

    10-C. K. Yeutter           o For        o Withhold

2.  Proposal regarding
    increasing the
    Company's authorized
    common stock.           o For        o Against        o Abstain

3.  Proposal to approve
    the Texas Instruments
    2000 Long-Term
    Incentive Plan.         o For        o Against        o Abstain
-----------------------------------------------------------------------------
In their discretion the named proxies are authorized to vote upon such other matters as may properly come before the meeting.
-----------------------------------------------------------------------------
If no contrary indication is made, this proxy will be voted "FOR" the election of each Board nominee and "FOR" the Board proposals.
                               ----------------
                               | Submit Votes |
                               ----------------


                                                            Preliminary Copy

                         ANNUAL MEETING OF STOCKHOLDERS
                                April 20, 2000
                                                              March __, 2000

TO:   Participants in the TI Universal Profit Sharing Plan (the "Universal
Plan") and the TI U.S. Employees Retirement and Profit Sharing Plan (the "Retirement and Profit Sharing Plan")

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and Instructions to Trustee on Voting relate to shares of common stock of Texas Instruments Incorporated held by the Trustee for your profit sharing accounts.

As noted in the Proxy Statement, the TI board of directors has designated the following nominees for election to the board for the ensuing year: JAMES R. ADAMS, DAVID L. BOREN, JAMES B. BUSEY IV, DANIEL A. CARP, THOMAS J. ENGIBOUS, GERALD W. FRONTERHOUSE, DAVID R. GOODE, RUTH J. SIMMONS, WAYNE R. SANDERS and CLAYTON K. YEUTTER. Biographies of the nominees appear in the Proxy Statement. In addition, the board proposals set forth in the Proxy Statement are expected to be presented at the Annual Meeting. The board of directors of TI recommends a vote FOR the election of directors and the board proposals.

Under the Universal Plan and the Retirement and Profit Sharing Plan, each participant is a "named fiduciary" who has the right to direct the voting of stock credited to his or her accounts. In addition, you and the other participants are entitled as the "named fiduciaries" who control TI stock voting for these plans to direct the voting of stock credited to the accounts of participants who do not give voting instructions.

The Trustee is required to vote the shares held for each of your accounts in accordance with your instructions. If you wish to instruct the Trustee on the voting of shares held for your accounts you should complete and sign the "Instructions to Trustee on Voting" form enclosed and return it in the addressed, postage-free envelope or use the telephone voting procedures specified on the voting instructions form by April 18, 2000.

If you are a participant in the Universal Plan and you do not instruct the Trustee on voting the shares held in your accounts by April 18, 2000 in the manner specified on the voting instructions form, the Trustee will vote such shares in the same proportion as the shares for which the Trustee receives voting instructions from other Universal Plan participants. Similarly, if you are a participant in the Retirement and Profit Sharing Plan, and do not instruct the Trustee on voting the shares held for your accounts by April 18, 2000 in the manner specified on the voting instructions form, the Trustee will vote such shares in the same proportion as the shares for which the Trustee receives voting instructions from other Retirement and Profit Sharing Plan participants.

NOTE: If you own TI shares in your own name, a Proxy for those shares will be sent to you in a separate package. Please sign and date the Proxy, if applicable, and return it in the envelope provided, or follow the telephone or Internet voting procedures accompanying the Proxy.



                                        ------------------------------------
                                        Steve Leven
                                        Director, World Wide Human Resources



                                                           Preliminary Copy


                       INSTRUCTIONS TO TRUSTEE ON VOTING
                        TI COMMON STOCK HELD UNDER THE
                  TI EMPLOYEES UNIVERSAL PROFIT SHARING PLAN


      PLEASE VOTE BY SIGNING ON REVERSE SIDE AND RETURNING IN THE ENCLOSED
           ENVELOPE OR BY FOLLOWING THE TELEPHONE VOTING PROCEDURES

            These voting instructions are requested in conjunction
             with a proxy solicitation by the Board of Directors
                     of Texas Instruments Incorporated.


                  [participant identifying information]


I hereby instruct Bankers Trust Company as Trustee of the Texas Instruments Incorporated Defined Contribution Plan Master Trust ("Trust") to vote in person or by proxy, at the annual meeting of stockholders of Texas Instruments Incorporated ("TI") on April 20, 2000, or any adjournments thereof, the shares of TI common stock ("TI stock") held in the TI Stock Fund under the Trust which are attributable to my Universal Profit Sharing Account, CODA Account and Tax Credit Employee Stock Ownership Account in the manner indicated on the reverse side of this form with respect to each item identified thereon.

The Trustee will vote the shares represented by this voting instruction form if, by April 18, 2000, (a) the form is properly signed and received, or
(b) the telephone voting procedures are followed. Shares for which no voting instructions have been received will be voted in the same proportion as the shares for which voting instructions are received.
-----------------------------------------------------------------------------

     On the reverse side of this card are procedures on how to vote your shares regarding the election of directors and the board proposals by telephone. Please consider voting by telephone. Your vote is recorded as though you had mailed in your voting instruction form.



PLEASE MARK YOUR CHOICE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
ONLY: [ / ]
________________________________________________________________________

The board of directors of TI recommends a vote FOR proposals 1, 2 and 3.

                                                       FOR ALL
1. Election of Directors -             FOR   WITHHELD  Except Nominee(s)
                                       ALL   ALL       Written Below
   Nominees:  01-J.R. Adams,           [ ]   [ ]         [ ]______________
   02-D.L. Boren, 03-J.B. Busey IV,
   04-D.A. Carp, 05-T.J. Engibous,
   06-G.W. Fronterhouse, 07-D.R. Goode,
   08-W.R. Sanders, 09-R.J. Simmons,
   and 10-C.K. Yeutter.

                                         FOR   AGAINST   ABSTAIN
2. Proposal regarding increasing the
   company's authorized common stock.    [ ]     [ ]       [ ]

3. Proposal to approve the Texas
   Instruments 2000 Long-Term
   Incentive Plan.                       [ ]     [ ]       [ ]

                             Dated __________________________, 2000


                             ______________________________________________
                             Signature

NOTE: Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

      IF YOU WISH TO VOTE BY TELEPHONE, PLEASE SEE THE PROCEDURES BELOW.
----------------------------------------------------------------------------
CONTROL NUMBER
 ______________
|              |
|______________|

                 NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE!
     QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

     Call toll free 1-888 _____________ any time on a touch tone telephone. There is NO CHARGE to you for the call.

     Enter the Control Number located above.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals, press 1.

  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING.

OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

     Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

     To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

     Proposal 2:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

     Proposal 3:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING.

   If you vote by telephone, DO NOT mail back the voting instruction form.

                              THANK YOU FOR VOTING!



                                                            Preliminary Copy


                       INSTRUCTIONS TO TRUSTEE ON VOTING
                        TI COMMON STOCK HELD UNDER THE
             TI U.S. EMPLOYEES RETIREMENT AND PROFIT SHARING PLAN


       PLEASE VOTE BY SIGNING ON REVERSE SIDE AND RETURNING IN THE ENCLOSED
            ENVELOPE OR BY FOLLOWING THE TELEPHONE VOTING PROCEDURES

             These voting instructions are requested in conjunction
            with a proxy solicitation by the Board of Directors
                    of Texas Instruments Incorporated.


                  [participant identifying information]


I hereby instruct Bankers Trust Company as Trustee of the Texas Instruments Incorporated Defined Contribution Plan Master Trust ("Trust") to vote in person or by proxy, at the annual meeting of stockholders of Texas Instruments Incorporated ("TI") on April 20, 2000, or any adjournments thereof, the shares of TI common stock ("TI stock") held in the TI Stock Fund under the Trust which are attributable to my Profit Sharing Account, 401(k) Account and Tax Credit Employee Stock Ownership Account in the manner indicated on the reverse side of this form with respect to each item identified thereon.

The Trustee will vote the shares represented by this voting instruction form if, by April 18, 2000, (a) the form is properly signed and received, or
(b) the telephone voting procedures are followed. Shares for which no voting instructions have been received will be voted in the same proportion as the shares for which voting instructions are received.

-----------------------------------------------------------------------------

     On the reverse side of this card are procedures on how to vote your shares regarding the election of directors and the board proposals by telephone. Please consider voting by telephone. Your vote is recorded as though you had mailed in your voting instruction form.


PLEASE MARK YOUR CHOICE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
ONLY: [ / ]
________________________________________________________________________

The board of directors of TI recommends a vote FOR proposals 1, 2 and 3.

                                                       FOR ALL
1. Election of Directors -             FOR   WITHHELD  Except Nominee(s)
                                       ALL   ALL       Written Below
   Nominees:  01-J.R. Adams,           [ ]   [ ]         [ ]______________
   02-D.L. Boren, 03-J.B. Busey IV,
   04-D.A. Carp, 05-T.J. Engibous,
   06-G.W. Fronterhouse, 07-D.R. Goode,
   08-W.R. Sanders, 09-R.J. Simmons,
   and 10-C.K. Yeutter.

                                          FOR   AGAINST   ABSTAIN
2. Proposal regarding increasing the
   company's authorized common stock.     [ ]     [ ]       [ ]

3. Proposal to approve the Texas
   Instruments 2000 Long-Term
   Incentive Plan.                        [ ]     [ ]       [ ]

                             Dated __________________________, 2000


                             ______________________________________________
                             Signature

NOTE: Please sign exactly as name appears hereon. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

IF YOU WISH TO VOTE BY TELEPHONE, PLEASE SEE THE PROCEDURES BELOW.
------------------------------------------------------------------------------
CONTROL NUMBER
 ______________
|              |
|______________|

                   NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

     Call toll free 1-888 _____________ any time on a touch tone telephone. There is NO CHARGE to you for the call.

     Enter the Control Number located above.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals, press 1.

  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING.

OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

     Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

     To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

     Proposal 2:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

     Proposal 3:  To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

  WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1 - THANK YOU FOR VOTING.

   If you vote by telephone, DO NOT mail back the voting instruction form.

                             THANK YOU FOR VOTING!